Exhibit 99.1
Release: Immediate

Contact:	Randy Bane (investment community)	David Miller (editorial/media)
	(408) 986-7977	(408) 563-9582
APPLIED MATERIALS ANNOUNCES RESULTS
FOR THIRD QUARTER OF FISCAL 2007
•	New Orders: $2.28 billion (14% decrease year over year; 14% decrease quarter over quarter)

•	Net Sales: $2.56 billion (1% increase year over year; 1% increase quarter over quarter)

•	Net Income: $474 million (8% decrease year over year; 15% increase quarter over quarter)

•	EPS: $0.34 ($0.01 increase year over year; $0.05 increase quarter over quarter)
     SANTA CLARA, Calif., August 14, 2007 — Applied Materials, Inc. reported results for its third fiscal quarter ended July 29, 2007. Net sales were $2.56 billion, slightly up from $2.54 billion for the third quarter of fiscal 2006, and up from $2.53 billion for the second quarter of fiscal 2007. Gross margin for the third quarter of fiscal 2007 was 47.5 percent, down from 48.1 percent for the third quarter of fiscal 2006, and up from 44.9 percent for the second quarter of fiscal 2007. Net income for the third quarter of fiscal 2007 was $474 million, or $0.34 per share, compared to net income of $512 million, or $0.33 per share, for the third quarter of fiscal 2006, and compared to net income of $411 million, or $0.29 per share, for the second quarter of fiscal 2007.
     Non-GAAP net income for the third quarter of fiscal 2007 was $518 million, or $0.37 per share, compared to non-GAAP net income of $543 million, or $0.35 per share, for the third quarter of fiscal 2006. Non-GAAP net income for the second quarter of fiscal 2007 was $509 million, or $0.36 per share. Non-GAAP adjustments are explained below and further detailed in the accompanying Reconciliation of GAAP to Non-GAAP Results.
     “Applied Materials delivered on our targets for revenue and profitability this quarter,” said Mike Splinter, president and CEO. “The consolidation of our semiconductor equipment divisions into a single Silicon Systems Group will streamline the company to drive better results to the bottom line.
     “Memory demand drove opportunities for the semiconductor equipment industry and Applied. Conditions in the display industry remained challenging, as customers work to fully utilize existing capacity. We added three contracts for integrated thin film solar production lines to those announced this year, reflecting the expanding market for this technology.”
     New orders of $2.28 billion for the third quarter of fiscal 2007 decreased 14 percent from $2.67 billion for the third quarter of fiscal 2006, and decreased 14 percent from $2.65 billion for the second quarter of fiscal 2007. Regional distribution of new orders for the third quarter of fiscal 2007 was: Taiwan 31 percent, Japan 20 percent, Korea 19 percent, North America 12 percent, Europe 9 percent and Southeast Asia and China 9 percent. Backlog at the end of the third quarter of fiscal 2007 was $3.43 billion, compared to $3.67 billion at the end of the second quarter of fiscal 2007.

Applied Materials, Inc.
August 14, 2007

     Results by reportable segment for the third quarter of fiscal 2007 were:

			Operating
(In millions)	New Orders	Net Sales	Income (loss)
Silicon	$1,614	$1,772	$702
Fab Solutions	$527	$554	$137
Display	$90	$206	$52
Adjacent Technologies	$53	$29	$(29)
     Non-GAAP net income and non-GAAP EPS, detailed in the accompanying Reconciliation of GAAP to Non-GAAP Results, exclude charges related to (i) equity-based compensation, (ii) asset impairment and restructuring activities, (iii) ceasing development of beamline implant products, (iv) certain items associated with acquisitions, including amortization of intangibles, inventory fair value adjustments on products sold and in-process research and development charges, and (v) the resolution of income tax audits and retroactive reinstatement of tax credits. Management uses non-GAAP net income and non-GAAP EPS to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with Generally Accepted Accounting Principles (GAAP) and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied believes that these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for net income or EPS prepared in accordance with GAAP.
     Applied Materials will discuss its fiscal 2007 third quarter results, along with its outlook for the fourth quarter of fiscal 2007, on a conference call today beginning at 1:30 p.m. Pacific Daylight Time. A webcast of the conference call will be available on Applied Materials’ web site.
     This press release contains forward-looking statements, including statements regarding the company’s performance, growth opportunities, operational efficiencies, solar business and technology leadership, and display industry conditions. Forward-looking statements may contain words such as “expect,” “anticipate,” “believe,” “may,” “should,” “will,” “estimate,” “forecast,” “continue” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the sustainability of demand in the nanomanufacturing technology industry and broadening of demand for emerging applications such as solar, which are subject to many factors, including global economic conditions, business and consumer spending, demand for electronic products and semiconductors, and geopolitical uncertainties; customers’ capacity requirements, including capacity utilizing the latest technology, and fab utilization; the timing, rate, amount and sustainability of capital spending for nanomanufacturing technology products; variability of operating results among the company’s reporting segments caused by differing conditions in the served markets; the company’s ability to (i) successfully develop, deliver and support a broad range of products and expand its markets and develop new markets, (ii) maintain effective cost controls and timely align its cost structure with business conditions, (iii) effectively manage its resources and production capability, including its supply chain, and (iv) attract, motivate and retain key employees; difficulties in production planning and execution in new businesses such as solar; the successful implementation and effectiveness of initiatives to enhance global operations and efficiencies; the successful performance of acquired businesses and joint ventures; and other risks described in Applied Materials’ SEC filings, including its reports on Forms 10-K, 10-Q and 8-K. All forward-looking

Applied Materials, Inc.
August 14, 2007

statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.
     Applied Materials, Inc. (Nasdaq:AMAT) is the global leader in Nanomanufacturing Technology™ solutions with a broad portfolio of innovative equipment, services and software products for the fabrication of semiconductor chips, flat panel displays, solar photovoltaic cells, flexible electronics and energy-efficient glass. At Applied Materials, we apply Nanomanufacturing Technology to improve the way people live. Learn more at www.appliedmaterials.com.

Applied Materials, Inc.
August 14, 2007

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended

	July 30,	July 29,	July 30,	July 29,
(In thousands, except per share amounts)	2006	2007	2006	2007

Net sales	$2,543,443	$2,560,984	$6,648,721	$7,367,812
Cost of products sold	1,320,089	1,344,594	3,543,043	3,952,274

Gross margin	1,223,354	1,216,390	3,105,678	3,415,538

Operating expenses:
Research, development and engineering	304,326	292,584	853,086	871,195
Marketing and selling	123,810	115,969	322,289	334,988
General and administrative	117,083	134,359	333,889	375,561
Restructuring and asset impairments	(2,646)	1,616	210,623	23,382

Income from operations	680,781	671,862	1,385,791	1,810,412

Pre-tax loss of equity method investment	—	7,348	—	17,209
Interest expense	8,848	10,075	26,788	29,388
Interest income	50,578	32,468	147,899	96,593

Income before income taxes	722,511	686,907	1,506,902	1,860,408

Provision for income taxes	210,471	213,392	439,268	571,973

Net income	$512,040	$473,515	$1,067,634	$1,288,435

Earnings per share:
Basic	$0.33	$0. 34	$0.68	$0. 92
Diluted	$0.33	$0. 34	$0.67	$0. 91

Weighted average number of shares:
Basic	1,550,744	1,385,519	1,571,534	1,397,890
Diluted	1,562,615	1,407,264	1,586,878	1,415,720

Applied Materials, Inc.
August 14, 2007

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS

	October 29,	July 29,
(In thousands)	2006	2007

ASSETS

Current assets:
Cash and cash equivalents	$861,463	$1,112,675
Short-term investments	1,035,875	1,295,261
Accounts receivable, net	2,026,199	2,240,290
Inventories	1,406,777	1,361,875
Deferred income taxes	455,473	481,019
Assets held for sale	37,211	17,370
Other current assets	258,021	302,945

Total current assets	6,081,019	6,811,435

Long-term investments	1,314,861	1,349,211
Property, plant and equipment	2,753,883	2,782,510
Less: accumulated depreciation and amortization	(1,729,589)	(1,736,039)

Net property, plant and equipment	1,024,294	1,046,471

Goodwill, net	572,558	652,900
Purchased technology and other intangible assets, net	201,066	221,977
Equity method investment	144,431	127,223
Deferred income taxes and other assets	142,608	156,166

Total assets	$9,480,837	$10,365,383

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$202,535	$202,528
Accounts payable and accrued expenses	2,023,651	2,203,223
Income taxes payable	209,859	143,012

Total current liabilities	2,436,045	2,548,763

Long-term debt	204,708	204,354
Other liabilities	188,684	224,129

Total liabilities	2,829,437	2,977,246

Stockholders’ equity:
Common stock	13,917	13,781
Additional paid-in capital	3,678,202	4,212,748
Retained earnings	9,472,303	10,525,120
Treasury stock	(6,494,012)	(7,375,271)
Accumulated other comprehensive income (loss)	(19,010)	11,759

Total stockholders’ equity	6,651,400	7,388,137

Total liabilities and stockholders’ equity	$9,480,837	$10,365,383

Applied Materials, Inc.
August 14, 2007

APPLIED MATERIALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended			Nine Months Ended

	July 30,	April 29,	July 29,	July 30,	July 29,
(In thousands, except per share amounts)	2006	2007	2007	2006	2007

Non-GAAP Net Income

Reported net income (GAAP basis)	$512,040	$411,444	$473,515	$1,067,634	$1,288,435
Equity-based compensation expense	53,684	47,922	47,485	160,716	130,307
Restructuring and asset impairments [1,2]	(2,646)	25,044	1,616	210,623	23,382
Costs associated with ceasing development of beamline implant products [3]	—	50,299	6,373	—	56,672
Certain items associated with acquisitions [4]	19,502	23,725	18,911	30,701	56,016
Resolution of audits of prior years’ income tax filings and credits[5]	(33,915)	—	(6,379)	(33,915)	(36,242)
Income tax effect of non-GAAP adjustments	(5,869)	(49,239)	(23,137)	(120,444)	(85,810)

Non-GAAP net income	$542,796	$509,195	$518,384	$1,315,315	$1,432,760

Non-GAAP Net Income Per Diluted Share

Reported net income per diluted share (GAAP basis)	$0.33	$0.29	$0.34	$0.67	$0.91
Equity-based compensation expense	0.03	0.02	0.02	0.08	0.07
Restructuring and asset impairments	—	0.01	—	0.08	0.01
Costs associated with ceasing development of beamline implant products	—	0.02	—	—	0.03
Certain items associated with acquisitions	0.01	0.01	0.01	0.02	0.03
Resolution of audits of prior years’ income tax filings and credits	(0.02)	—	—	(0.02)	(0.03)

Non-GAAP net income – per diluted share	$0.35	$0.36	$0.37	$0.83	$1.01

Shares used in diluted shares calculation	1,562,615	1,407,255	1,407,264	1,586,878	1,415,720

[1]	Results for the nine months ended July 30, 2006 included asset impairment and restructuring charges of $211 million associated primarily with the facilities disinvestment program commenced in the first quarter of fiscal 2006. Results for the nine months ended July 29, 2007 included a slight benefit from the sale of properties in Chunan, Korea and Hillsboro, Oregon.

[2]	Results for the three and nine months ended July 29, 2007 included restructuring and asset impairment charges of $2 million and $27 million, respectively, associated with ceasing development of beamline implant products.

[3]	Results for the three and nine months ended July 29, 2007 included other operating charges of $6 million and $57 million, respectively, associated with ceasing development of beamline implant products.

[4]	Incremental charges attributable to acquisitions consisted of inventory fair value adjustments on products sold and amortization of purchased intangible assets. Results for the nine months ended July 29, 2007 included an in-process research and development charge of $5 million associated with the acquisition of the software division of Brooks Automation, Inc. in the second fiscal quarter of 2007. Results for the three and nine months ended July 30, 2006 included an in-process research and development charge of $14 million associated with the acquisition of Applied Films Corporation in the third quarter of fiscal 2006.

[5]	Results for the nine months ended July 29, 2007 consisted of a $36 million benefit from the resolution of audits of prior years’ income tax filings. Results for the nine months ended July 30, 2006 included a $34 million benefit from the resolution of 2005 income tax filings.